Exhibit 99.1

Schick Technologies, Inc. Second Quarter Earnings Release Scheduled for November 9, 2005

LONG ISLAND CITY, N.Y., November 7, 2005 — Schick Technologies, Inc. (OTC BB: SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the second quarter ended September 30, 2005, on Wednesday, November 9, 2005, at 5:00 p.m. ET, and hold its conference call on Thursday, November 10, 2005, commencing at 9:00 a.m. ET.

What:	Schick Technologies Second Quarter Earnings Conference Call

When:	Thursday, November 10, 2005, 9:00 a.m. ET

Webcast address:	www.fulldisclosure.com, or www.streetevents.com
www.schicktech.com

Dial-in numbers:	866-831-6224 (domestic)

or +1-617-213-8853 (international)

passcode: 37183329

Contact:	Kevin McGrath, Cameron Associates, 212-245-4577

Kevin@cameronassoc.com

An audio digital replay of the call will be available as of two hours after the call on November 10, 2005, at approximately 11:00 a.m. ET until November 17, 2005, by dialing 888-286-8010 (domestic) or +1-617-801-6888 (international) and using confirmation code 95470555 . A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com.

The Company’s earnings release, which is expected to be issued on November 9, 2005, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the “Investors” section of Registrant’s web site at www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company’s products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.